FORM OF VOYAGEUR
                              BANK SALES AGREEMENT


     THIS AGREEMENT, made this ________ day of __________, 1995, by and between Voyageur Fund Distributors, Inc. ("Voyageur"), having its principal office at 90 South Seventh Street, Suite 4300, Minneapolis, Minnesota 55402, and
_______________________   (the   "Bank"),   having  its   principal   office  at
_______________________________________________________________________________.

     WHEREAS,   Voyageur  is  engaged  in  certain  distribution  and  marketing activities for certain registered investment companies including open-end investment companies and unit investment trusts (the "Funds"); and

     WHEREAS, the parties hereto desire that the Bank be enabled to purchase shares or units of the Funds' securities solely upon the order of, and for the account of, customers of the Bank, as agent for such customers;

     NOW, THEREFORE, the Bank hereby offers to purchase shares or units of the Funds' securities and to render certain shareholder services, subject to the following terms and conditions.

1.   CUSTOMERS.  The  customers  referred  to in this  Agreement  are the Bank's customers and not customers of Voyageur. Voyageur shall execute transactions for the Bank's customers only upon the Bank's authorization, it being understood in all cases that (a) the Bank is at all times acting as the agent of the customer and not of the funds or Voyageur; (b) the transactions are without recourse against the Bank by the customer; (c) as between the Bank and the customer, the customer will have full beneficial ownership of the securities; (d) each transaction is initiated solely upon the order of the customer without any investment discretion by the Bank; and (e) each transaction is for the account of the customer and not for the Bank's account. It is understood and agreed that whether securities are registered in the purchaser's name, in the Bank's name, or in the name of the Bank's nominee, the customer will have full beneficial ownership of the securities. The Bank agrees that it will not withhold placing orders received from its customers so as to profit itself as a result of such withholding, and the Bank will place orders for purchases and redemptions promptly upon receipt from its clients.

2. ACCEPTANCE OF SUBSCRIPTIONS. Purchases made by the Bank on behalf of its customers will be accepted only at the price, in the amounts, and on the terms which are set forth in the then current Prospectus (and/or Statement of Additional Information) of the respective Fund.

3. BANK DISCOUNT AND OTHER COMPENSATION. The Bank shall receive, for each purchase of shares or units of any of the Funds for customers of the Bank, as agent for such customers, the applicable Dealer Discount or other compensation as set forth in the relevant Prospectus (and on Schedule A hereto with respect to sales of money market funds). Additionally, with respect to certain of the Funds, the Bank may be entitled to receive additional compensation upon such terms and conditions and in such amounts as set forth in the Prospectus providing to Fund shareholders certain personal and account maintenance services (including, but not limited to, responding to shareholder inquiries and providing information on their investments) not otherwise required to be provided by the applicable Fund's investment adviser or transfer agent ("Service Fees") or (in addition to the aforementioned Dealer Discount) for sales of shares or units of the applicable Funds' securities ("Distribution Fee"). Schedule A may be amended in whole or in part without notice from time to time by Voyageur.

4. ORDERS. Orders to purchase shares or units of the Funds shall be placed as described in the then current Prospectus (and/or Statement of Additional Information) of the respective Fund and as instructed from time to time by Voyageur. Orders shall be placed promptly upon receipt, and there shall be no postponement of orders received so as to profit the Bank by reason of such postponement. Each order shall be confirmed by the Bank in writing on the day such order was placed.

5. GENERAL. In purchasing shares or units of the Funds for customers of the Bank, as agent for such customers, the Bank shall act as an independent contractor and not as an agent of Voyageur or the Funds. The Bank understands and agrees that each shareholder account which includes shares or units of any Fund subject to the Fund's contingent deferred sales charge (as described in the applicable Fund's current Prospectus and Statement of Additional Information) shall not be included in the Bank's omnibus or house account, if any, but shall be established as a separate shareholder account in which purchase and redemption transactions are reported separately to Voyageur.

6. BANK'S UNDERTAKINGS. No person is authorized to make any representation concerning shares or units of the Funds except those contained in the then current Prospectus (and/or Statement of Additional Information) of the respective Fund; provided that all prospective purchasers of Fund shares or units, prior to the Bank's submission of an order for Fund shares or units on behalf of such person, shall be informed that an investment in Fund shares or units is not an obligation of the Bank, and such an investment is not protected or covered by any deposit insurance. The Bank shall not purchase shares or units of the Funds for customers of the Bank, as agent for such customers, pursuant to this Agreement unless the then current Prospectus of the respective Fund is furnished to the customer prior to the offer and sale. The Bank shall not use any supplemental sales literature of any kind without prior written approval of Voyageur unless it is furnished by Voyageur for such purpose. In purchasing shares or units of the Funds for customers of the Bank, as agent for such customers, the Bank will rely solely on the representations contained in the then current Prospectus (and/or Statement of Additional Information) of the respective Fund. With respect to any Fund offering multiple classes of shares, the Bank shall disclose to prospective investors the existence of all available classes of such Fund and shall determine the suitability of each available class as an investment for each such prospective investor.

7. REPRESENTATIONS AND AGREEMENTS OF THE BANK. By accepting this Agreement, the Bank (i) represents that it is a national bank or State bank or trust company (whether or not a member of the Federal Reserve System) or other financial institution or private banker (all as defined in Chapter 3 of Title 12 of United States Code) and (ii) agrees that it will comply with all applicable federal laws, rules and regulations including, but not limited to, the Glass- Steagall Act (codified at 12 U.S.C.Sec. 24(7), 78, 377 and 378) and all laws, rules and regulations of any jurisdiction applicable to the Bank's provision of services hereunder. The Bank shall promptly answer all written complaints and other correspondence relating to accounts or forward such complaints to Voyageur.

8. BANK'S EMPLOYEES. By accepting this Agreement, the Bank assumes full responsibility for thorough and prior training of its representatives concerning the methods to be used in connection with purchasing shares or units of the Funds for customers of the Bank, as agent for such customers, giving special emphasis to the principles of full and fair disclosure to prospective investors.

9. BANK'S INDEMNIFICATION. The Bank hereby agrees to indemnify and to hold harmless the Funds and Voyageur and each person, if any, who controls the Funds or Voyageur within the meaning of Section 15 of the Securities Act of 1933 (the "Act"), from and against any and all losses, claims, demands or liabilities to which the Funds or Voyageur may become subject under the Act, or otherwise, insofar as such losses, claims, demands or liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials by the Bank or its representatives or upon alleged misrepresentations or omission to state material facts in connection with statements made by the Bank or its representatives orally or by other means; and the Bank will reimburse the Funds and Voyageur for any legal or other expenses reasonably incurred in connection with the investigation or defense or any such action or claim. Voyageur shall, after receiving the first summons or other legal process disclosing the nature of the action being served upon Voyageur or the Funds, in any proceeding in respect of which indemnity may be sought by the Funds or Voyageur hereunder, notify the Bank in writing of the commencement thereof within a reasonable time. In case any such litigation be brought against the Funds or Voyageur, Voyageur shall notify the Bank of the commencement thereof and the Bank shall be entitled to participate in (and to the extent the Bank shall wish, to direct) the defense thereof at the Bank's expense, but such defense shall be conducted by counsel of good-standing satisfactory to the Funds and Voyageur. If the Bank shall fail to provide such defense, Voyageur or the Funds may defend such action at the Bank's cost and expense. The Bank's obligation under this paragraph shall survive the termination of this Agreement.

10. ASSIGNMENT. This Agreement may not be assigned by the Bank without consent of Voyageur.

11. TERMINATION. Either party may terminate this Agreement at any time upon giving written notice to the other party hereto.

12. WAIVER. No failure, neglect or forbearance on the part of Voyageur to require strict performance of this Agreement shall be construed as a waiver of the rights or remedies of Voyageur hereunder.

13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota without reference to its choice of laws principles.

14. SUSPENDING SALES, amending or canceling this Agreement. The Underwriter may, at any time, without notice, suspend sales or withdraw any offering of shares or units entirely. The Underwriter reserves the right to amend or cancel this Agreement upon notice to you. The Bank agrees that any order to purchase shares or units of funds placed after notice of any amendment to this Agreement has been sent to the Bank shall constitute the Bank's agreement to any such amendment.


BANK:


________________________                          __________________________
(Name)                                            (NSCC Clearing Number)



________________________                          __________________________
(Tax Identification Number)                       (NSCC Executing Broker Symbol)



________________________                          __________________________
(Street Address)                                  (Telephone Number)



________________________
(City) (State) (Zip)



Date of offer: _____________, 19___



By ___________________________________________
(Signature)


Please Print Name ____________________________


Its __________________________________________
                (Title)



Accepted by
VOYAGEUR FUND DISTRIBUTORS, INC.

Date of acceptance: _____________, 19__



By ___________________________________________
(Signature)


Its __________________________________________
                (Title)